Exhibit 5.1

50 West Liberty Street, Suite 1000, Reno, Nevada 89501-1950 Telephone: 775-323-1980 Fax: 775-323-2339	3960 Howard Hughes Parkway, Suite 500, Las Vegas, Nevada 89169 Telephone: 702-387-6073 Fax: 702-990-3564
www.shermanhoward.com

November 12, 2021

Stran & Company, Inc.

2 Heritage Drive, Suite 600

Quincy, Massachusetts 02170

Re:	Stran & Company, Inc./Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special Nevada counsel to Stran & Company, Inc, a Nevada corporation (the “Company”), in connection with the registration by the Company of 3,000,000 shares (the “Shares”) of its common stock, $0.0001 par value (the “Common Stock”) that may be issued pursuant to the Company’s Amended and Restated 2021 Equity Incentive Plan (the “Plan”) on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (“Securities Act”), as filed with the Securities and Exchange Commission (“Commission”).

For purposes of these opinions, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(a) the Registration Statement;

(b) the Plan;

(c) forms of agreements for the grant of awards under the Plan; and

(d) certain resolutions of the Board of Directors and stockholders of the Company relating to the adoption of the Plan, the issuance of the Shares, the registration of the Shares under the Securities Act, and such other matters as relevant.

We also have examined originals or copies, certified or otherwise identified to our satisfaction, of corporate charter documents of the Company and such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, or photostatic copies. We have relied upon the accuracy and completeness of the information, factual matters, representations, and warranties contained in such documents. In our examination of documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and, other than with respect to the Company, the due authorization by all requisite action, corporate or other, the execution and delivery by all parties of the documents, and the validity and binding effect thereof on such parties.

November 12, 2021

In rendering the opinions set forth below, we have also assumed that:

(a) at or prior to the time of issuance and delivery, the Shares will be registered by the transfer agent and registrar of such Shares;

(b) the Company will keep reserved a sufficient number of shares of its Common Stock to satisfy its obligations for issuances of Shares under the Plan;

(c) upon issuance of any of the Shares, the total number of shares of the Company’s Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Articles of Incorporation; and

(d) each stock grant, stock option, or other security exercisable or exchangeable for a Share under the Plan has been, or will be, duly authorized, validly granted, and duly exercised or exchanged in accordance with the terms of the Plan, at the time of any grant of a Share or exercise of such stock option or other security under the Plan.

The opinions set forth below are also subject to the further qualification that the enforcement of any agreements or instruments referenced herein and to which the Company is a party may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

Based on such examination, we are of the opinion that:

(a) the Shares that have been or may be issued under the Plan are duly authorized shares of the Company’s Common Stock; and

(b) if, as, and when issued against receipt of the consideration therefor in accordance with the provisions of the Plan and in accordance with the Registration Statement, the Shares will be validly issued, fully paid, and nonassessable.

The opinions expressed herein are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any changes in applicable law that may come to our attention subsequent to the date the Registration Statement is declared effective.

November 12, 2021

While certain members of this firm are admitted to practice in certain jurisdictions other than Nevada, in rendering the foregoing opinions we have not examined the laws of any jurisdiction other than Nevada. Accordingly, the opinions we express herein are limited to matters involving the laws of the State of Nevada (excluding securities laws). We express no opinion regarding the effect of the laws of any other jurisdiction or state, including any federal securities laws related to the issuance and sale of the Shares.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and we consent to the reference of our name under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Sherman & Howard L.L.C.
SHERMAN & HOWARD L.L.C.